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                                                                    Exhibit 99-2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-22037) of Xerox Corporation of our Report of Independent Registered Public Accounting Firm dated June 18, 2004, relating to the financial statements of The Savings Plan of Xerox Corporation and the Xerographic Division, Union of Needletrades, Industrial and Textile Employees, A.F.L. - C.I.O. - C.L.C., which appears in this Form 11-K.


                                        /s/ PricewaterhouseCoopers LLP
                                            -------------------------------
                                            PricewaterhouseCoopers LLP

Stamford, Connecticut
June 18, 2004